Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated March 5, 2026, with respect to the consolidated financial statements and senior securities table included in the Annual Report of Monroe Capital Corporation on Form 10-K for the year ended December 31, 2025. We consent to the incorporation by reference of said reports in the Registration Statement on Form N-2 (File No. 333-272896).
/s/ Grant Thornton LLP
Chicago, Illinois
March 5, 2026

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